EXHIBIT 21

SUBSIDIARY LIST (2021)

NAME OF SUBSIDIARY	STATE OF INCORPORATION
6600 BROADVIEW, LLC*	OHIO
BELO ADVERTISING CUSTOMER SERVICES, INC.	DELAWARE
BELO CAPITAL BUREAU, INC.	DELAWARE
BELO CORP.	DELAWARE
BELO HOLDINGS, INC.	DELAWARE
BELO INVESTMENT, LLC	DELAWARE
BELO KENTUCKY, INC.	KENTUCKY
BELO LEAD MANAGEMENT, LLC*	DELAWARE
BELO MANAGEMENT SERVICES, INC.	DELAWARE
BELO SAN ANTONIO, INC.	DELAWARE
BELO TECHNOLOGY ASSETS II, INC.	DELAWARE
BELO TV, INC.	DELAWARE
BELO VENTURES, INC.	DELAWARE
CAMARO PARENT, LLC*	DELAWARE
CAPE PUBLICATIONS, INC.	DELAWARE
COMBINED COMMUNICATIONS OF OKLAHOMA, LLC	OKLAHOMA
CORPORATE ARENA ASSOCIATES, INC.	TEXAS
DAILY BLAST LIVE, LLC	DELAWARE
FIRST COAST TOWER GROUP*	FLORIDA
G/O DIGITAL MARKETING, LLC	DELAWARE
GTG ENTERTAINMENT, A CALIFORNIA LIMITED PARTNERSHIP*	CALIFORNIA
GTMP HOLDINGS, LLC	DELAWARE
HILL TOWER, INC.*	TEXAS
KENS-TV, INC.	DELAWARE
KFMB-TV, LLC	DELAWARE
KHOU-TV, INC.	DELAWARE
KING BROADCASTING COMPANY	WASHINGTON
KING NEWS CORPORATION	WASHINGTON
KMSB-TV, INC.	ARIZONA
KONG-TV, INC.	DELAWARE
KSKN TELEVISION, INC.	DELAWARE
KTTU-TV, INC.	DELAWARE
KTVK, INC.	DELAWARE
KVUE TELEVISION, INC.	DELAWARE
KWES TELEVISION, LLC	DELAWARE
KXTV, LLC	MICHIGAN
LAKE CEDAR GROUP LLC*	DELAWARE
LOCKED ON PODCAST NETWORK, INC.	DELAWARE
LSB BROADCASTING, INC.	DELAWARE
MEDIA SALES ACADEMY, LLC*	TEXAS
MULTIMEDIA ENTERTAINMENT, LLC	SOUTH CAROLINA
MULTIMEDIA HOLDINGS CORPORATION	SOUTH CAROLINA

NAME OF SUBSIDIARY	STATE OF INCORPORATION
MULTIMEDIA KSDK, LLC	SOUTH CAROLINA
NTV, INC.	DELAWARE
PACIFIC AND SOUTHERN, LLC	DELAWARE
PREMION, LLC*	DELAWARE
RADIOHIO INC.	OHIO
SANDER OPERATING CO I LLC	DELAWARE
SANDER OPERATING CO III LLC	DELAWARE
SANDER OPERATING CO IV LLC	DELAWARE
SANDER OPERATING CO V LLC	DELAWARE
SCREENSHOT DIGITAL, INC.	DELAWARE
SISTER CIRCLE LLC	DELAWARE
TEGNA BROADCAST HOLDINGS, LLC	DELAWARE
TEGNA BROADCAST SERVICE CENTER, LLC	DELAWARE
TEGNA EAST COAST BROADCASTING, LLC	DELAWARE
TEGNA MEMPHIS BROADCASTING, INC.	DELAWARE
TEGNA NATIONAL SALES & FINANCE, LLC (formerly GBHC, LLC)	DELAWARE
TEGNA VENTURES, LLC	DELAWARE
TELEFARM, INC.*	DELAWARE
TEXAS CABLE NEWS, INC.	DELAWARE
VIDEOINDIANA, INC.	DELAWARE
VIDEOHIO, INC.	OHIO
WBIR-TV, LLC	DELAWARE
WBNS-TV, INC.	OHIO
WCNC-TV, INC.	NORTH CAROLINA
WFAA-TV, INC.	DELAWARE
WFMY TELEVISION, LLC	NORTH CAROLINA
WKYC HOLDINGS, LLC	DELAWARE
WKYC-TV, LLC	DELAWARE
WTOL TELEVISION, LLC	DELAWARE
WUSA-TV, INC.	DELAWARE
WVEC TELEVISION, LLC	DELAWARE
WWL-TV, INC.	DELAWARE

* Not wholly-owned by TEGNA.